Exhibit 3.1

[Handwritten “20191-LLC”]	[Handwritten “LLC-CN”]	[Barcode: 13490240002]

MINNESOTA SECRETARY OF STATE
AMENDMENT OF ARTICLES OF
[The Great Seal of Minnesota]	ORGANIZATION FOR A
LIMITED LIABILITY COMPANY
MINNESOTA STATUES CHAPTER 322b
PLEASE TYPE OR PRINT IN BLCK INK.

Before Completing this Form Please Read the Instructions on the Back.	FILING FEE $35.00

1. Name of Company:
Granite Falls Community Ethanol Plant, LLC

List the name of this company prior to filing this amendment.
AMENDMENT OPTIONS: The articles of organization for this Limited Liability Company are amended. COMPLETE AS MANY AMENDMENT OPTIONS AS APPLY. COMPLETE AN OPTION ONLY IF YOU ARE CHANGING THE INFORMATION RELATED TO THAT OPTION.
2. The company name is changed to: (see instructions in No.2 on the reverse side prior to completing)
Granite Falls Energy, LLC

3. The registered office address is changed to:

MN

Complete Street Address or Rural Route and Rural Route Box Number	City	State	ZIP Code
(P.O. Box is Unacceptable)

4. The registered agent is changed to:	5. The duration, in years, of the articles of organization is changed to:

6. Business mailing address: (if different from registered office address)

Address	City	State	ZIP Code

7. The articles of organization are otherwise amended as follows:
[Stamped: State of Minnesota/ Department of State /Filed May 10, 2005/ Mary Kiffmeyer/ Secretary of State]
This amendment has been approved pursuant to Minnesota States Chapter 322B. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in Minnesota Statues Section 609.48 as if I had signed this amendment under oath.
Original Signature        /s/ Thomas E. Branhan

Name and telephone number of contact person for this LLC Thomas Branhan    (302) 564-3110)
Buss66 Rev. 3-03
[Handwritten “Holds AN1l-989902-2”]